As filed with the Securities and Exchange Commission on May 8, 1997

                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                MAIL-WELL, INC.
                    ---------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                    Delaware                     84-1250533
                   ----------                   ------------
                  (State or Other              (IRS Employer
                 Jurisdiction of              Identification
           Incorporation or Organization)         Number)

          23 Inverness Way East, Suite 160, Englewood, Colorado 80112
          -----------------------------------------------------------
                    (Address of Principal Executive Offices)

                MAIL-WELL, INC. 1996 DIRECTORS STOCK OPTION PLAN
                ------------------------------------------------
              MAIL-WELL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
              ---------------------------------------------------
              MAIL-WELL CORPORATION 401(K) SAVINGS RETIREMENT PLAN
              ----------------------------------------------------
          SHEPARD POORMAN COMMUNICATIONS CORPORATION STOCK BONUS PLAN
          -----------------------------------------------------------
                           (Full Title of the Plans)

                                                     Copies to:
          Roger Wertheimer               ---------------------------------------
        Mail-Well, Inc.                        Herbert H. Davis III, Esq.
23 Inverness Way East, Suite 160         Rothgerber, Appel, Powers & Johnson LLP
   Englewood, Colorado 80112                   1200 17th Street, Suite 3000
---------------------------------------         Denver, Colorado  80202
(Name and Address of Agent for Service)              (303) 623-9000

          (303) 790-8023
----------------------------------------
(Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                       Proposed Maximum  Proposed Maximum     Amount of
 Title of Securities    Amount to be    Offering Price       Aggregate       Registration
  to be Registered       Registered       Per Share       Offering Price         Fee
Common Stock           1,590,000/(1)/    $29.159/(2)/    $46,363,485/(2)/  $14,049.54/(2)/
==========================================================================================


     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Pursuant to Rule 457(c), (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 140,000 shares at an estimated exercise price of $27.574 a share under the Directors' Plan; and 1,450,000 shares issuable under the ESOP, the SBP and KSRP at $29.3125 a share, the average of the high and low prices of the Company Stock on the NASDAQ National Market on May 7, 1997.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT..........................II-1
     Item 3.  Incorporation of Documents by Reference.......................II-1
              ---------------------------------------
     Item 5.  Interests of Named Experts and Counsel........................II-1
              --------------------------------------
     Item 6.  Indemnification of Directors and Officers.....................II-1
              -----------------------------------------
     Item 8.  Exhibits......................................................II-3
              --------
     Item 9.  Undertakings..................................................II-3
              ------------
SIGNATURES..................................................................II-5

EXHIBIT INDEX...............................................................II-7

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

      The following documents of Mail-Well, Inc. (the "Company") and information are incorporated in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      (b) The Mail-Well Corporation 401(k) Savings Retirement Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995, filed concurrently herewith.

      (c) The Shepard Poorman Communications Corporation Stock Bonus Plan's Annual Report on Form 11-K for the fiscal year ended February 29, 1996, filed concurrently herewith.

      (d) The description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, File No. 001-12551, filed by the Company under
           Section 12 of the Exchange Act.

      All documents subsequently filed by the Company and the Shepard Poorman Communications Corporation Stock Bonus Plan and the Mail-Well Corporation 401(k) Savings Retirement Plan (the "Plans") with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

      The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber, Appel, Powers & Johnson LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. No members of this law firm have a substantial interest in the Company or are employed on a contingent basis by the Company.

                                    - II-1 -

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

      Article VIII of the Company's Bylaws authorize the Company to indemnify any person entitled to indemnity under the Delaware General Corporation Law as such law exists or may be amended to the fullest extent permitted by such law. Indemnification is not permitted, however, in connection with any proceeding initiated by the person to be indemnified, unless such proceeding is authorized by a majority of the directors of the Company.

     With respect to indemnification, Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in an manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145 of the Delaware General Corporation Law also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company maintains directors' and officers' liability insurance which covers certain liabilities and expenses of officers and directors of the Company

                                    - II-2 -
and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 8.  EXHIBITS
         --------

     The Company hereby undertakes that it will submit or has submitted any of the plans intended to be qualified under Section 401 of the Internal Revenue Code and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     The following exhibits are attached to this registration statement:

     4.1  Mail-Well, Inc. 1996 Directors Stock Option Plan
     4.2  Mail-Well Corporation Employee Stock Ownership Plan
     4.3  Mail-Well Corporation 401(k) Savings Retirement Plan
     4.4  Shepard Poorman Communications Corporation Stock Bonus Plan
     5    Opinion of Rothgerber, Appel, Powers & Johnson LLP
     23.1 Consent of Deloitte & Touche LLP
     23.2 Consent of Rothgerber, Appel, Powers & Johnson LLP
     24   Power of Attorney


ITEM 9.  UNDERTAKINGS
         ------------

     (a)  Rule 415 Offering
          -----------------

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference
          --------------------------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is

                                    - II-3 -
incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement on Form S-8
          --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    - II-4 -

                                   SIGNATURES

     The Company.  Pursuant to the requirements of the Securities Act of 1933,
     -----------
the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood and the State of Colorado, on this 7th day of May, 1997.

                              MAIL-WELL, INC.


                              By: /s/ Gerald F. Mahoney
                                 ------------------------------------------
                                 Gerald F. Mahoney, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                   Date
---------                         -----                   ----

/s/ Gerald F. Mahoney
______________________________    Director, Chairman      May 7, 1997
Gerald F. Mahoney                 of the Board and CEO

/s/ Robert J. Terry
______________________________    Director, President     May 7, 1997
Robert J. Terry                   and CEO

/s/ Paul V. Reilly
______________________________    Vice President, Chief   May 7, 1997
Paul V. Reilly                    Financial Officer
                                  (Principal Financial Officer)

/s/ Jana L. Brown
______________________________    Vice President,         May 7, 1997
Jana L. Brown                     Controller (Principal
                                  Accounting Officer)

/s/ Frank J. Hevrdejs
______________________________    Director                May 7, 1997
Frank J. Hevrdejs

/s/ Susan O. Rheney
______________________________    Director                May 7, 1997
Susan O. Rheney

/s/ Frank P. Diassi
______________________________    Director                May 7, 1997
Frank P. Diassi

/s/ J. Bruce Duty
______________________________    Director                May 7, 1997
J. Bruce Duty

/s/ Jerome W. Pickholz
______________________________    Director                May 7, 1997
Jerome W. Pickholz

/s/ W. Thomas Stephens
______________________________    Director                May 7, 1997
W. Thomas Stephens

                                    - II-5 -

     The Plans.  Pursuant to the requirements of the Securities Act of 1933, the
     ---------
trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Englewood and the State of Colorado, on this 8th day of May, 1997.


                              SHEPARD POORMAN COMMUNICATIONS CORPORATION
                              STOCK BONUS PLAN


                              By: /s/ Melissa Shettsline
                                  -------------------------------------
                                  Melissa Shettsline
                                  Member of the Benefits Administration
                                  Committee (the Plan Administrator)

                              MAIL-WELL CORPORATION 401(k) SAVINGS RETIREMENT
                              PLAN

                              By: /s/ Melissa Shettsline
                                  -------------------------------------
                                  Melissa Shettsline
                                  Member of the Benefits Administration
                                  Committee (the Plan Administrator)


                                   - II-6 -

                                 EXHIBIT INDEX


Exhibit No.                     Description                             Page No.
-----------                     -----------                             --------

4.1         Mail-Well, Inc. 1996 Directors Stock Option Plan

4.2         Mail-Well Corporation Employee Stock Ownership Plan

4.3         Mail-Well Corporation 401(k) Savings Retirement Plan

4.4         Shepard Poorman Communications Corporation Stock Bonus Plan

5           Opinion of Rothgerber, Appel, Powers & Johnson LLP

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Rothgerber, Appel, Powers & Johnson LLP

24          Power of Attorney

                                   - II-7 -